Exhibit 99.1

MISTRAS Announces Fourth Quarter and Full Year 2025 Results

Solid Quarterly Revenue Growth of 5.1%,
with an Expansion in Gross Profit Margin of 190 Basis Points,
Generating Net Income of $3.9 million and Earnings Per Diluted Share of $0.12,
Achieving Record Fourth Quarter Adjusted EBITDA of $24.8 million

PRINCETON JUNCTION, N.J., March 4, 2026 (GLOBE NEWSWIRE) -- MISTRAS Group, Inc. (NYSE: MG), a global leader in technology-enabled industrial asset integrity and testing solutions, reported financial results for its fourth quarter and twelve months ended December 31, 2025.
Fourth Quarter 2025 Key Figures*
•Revenue of $181.5 million, an increase of 5.1%, with growth across all segments
•Gross profit of $51.5 million, reflecting a gross margin of 28.4%, an expansion of 190 basis points
•Net income of $3.9 million and Earnings Per Diluted Share of $0.12
•Record Adjusted EBITDA of $24.8 million, an increase of 18.2%, with an Adjusted EBITDA margin of 13.7%, up 160 basis points

Full Year 2025 Key Figures*
•Revenue of $724.0 million, a slight increase after giving effect to the exclusion of voluntary Laboratory consolidations of $7.0 million
•Gross profit of $204.5 million, with a gross margin of 28.2%, an expansion of 190 basis points
•Net income of $16.8 million and Earnings Per Diluted Share of $0.53
•Record Adjusted EBITDA of $91.1 million, an increase of 10.5%, with an Adjusted EBITDA margin of 12.6%, up 130 basis points

*All comparisons are consolidated and versus the equivalent prior year period, unless otherwise noted and give effect to the reclassification of certain overhead and personnel expenses in the Unaudited Consolidated Statements of Income from SG&A to Cost of revenue. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP financial measures set forth in tables attached to this press release.

Executive Leadership Comments:
Natalia Shuman, President and Chief Executive Officer, said, “Our 2025 performance demonstrates meaningful progress in profitability, achieving our record Adjusted EBITDA of $91.1 million and our highest Adjusted EBITDA margin to date at 12.6%. This improvement was driven by disciplined execution, continued gross profit margin expansion, and a sharper focus on higher‑return opportunities. As we look to 2026, we are well positioned to drive profitable revenue growth, fueled by increasing demand in targeted end markets, the proven value of our comprehensive service offerings, and our strong track record of delivering for customers.”

Manny Stamatakis, Executive Chairman of the Board commented, “As we enter 2026, the Board of Directors fully supports management’s strategy of continuing to invest in transforming and modernizing our platform. In our industry, long-term value is created by investing to meet demand within our end markets — in data integrity, digital inspection capabilities, specialized talent, and accreditation for higher-complexity Aerospace and Defense work. Most importantly, the Board of Directors views 2026 as an opportunity to accelerate our strategy via increased investments and a deliberate step to deepen our technical differentiation and expand our relevance to customers operating in regulated, mission-critical environments. We are confident in our execution plan, capital allocation priorities, and long-term ambitions. The Board of Directors views 2026 as a targeted year, which will strengthen the foundation for future growth.”

Fourth Quarter and Twelve Months 2025 Additional Detailed Highlights:
The Company’s results for the year ended 2024 reflect the reclassification of certain overhead and personnel expenses in the Consolidated Statements of Income, from SG&A to cost of revenue. The reclassification recorded within the financials was $5.5 million and $20.9 million for the three and twelve month periods ended December 31, 2024, respectively. This reclassification of overhead and personnel expenses had no impact on income from operations, net income or Adjusted EBITDA comparability.

Income from operations was $40.6 million for the full year 2025, as compared to $39.8 million in the prior year comparable period. Full year income from operations before special items (non-GAAP) was $55.0 million as compared to $46.2 million in the prior year comparable period.

The Company recorded $12.7 million of reorganization and other costs for the full year 2025, and $4.9 million during the fourth quarter of 2025, related to its continuing initiatives to reduce and recalibrate overhead costs, in addition to incremental costs of other related actions.

Net income was $3.9 million or $0.12 per diluted share in the fourth quarter of 2025 compared to $5.3 million or $0.17 per diluted share for the prior year period. Net income excluding special items (non-GAAP) was $8.0 million or $0.25 per diluted share for the fourth quarter of 2025, compared to $7.5 million and $0.24 in the prior year quarter. Net income was $16.8 million or $0.53 per diluted share for the year ended December 31, 2025 as compared to net income of $19.0 million or $0.60 per diluted share for the prior year period. Net income excluding special items (non-GAAP) was $28.1 million or $0.88 per diluted share for the year ended December 31, 2025, compared to $22.7 million or $0.72 per diluted share in the prior year period.

For the year ended December 31, 2025, net cash provided by operating activities was $33.0 million, a decrease from $50.1 million of net cash provided by operating activities in the prior year period. Free cash flow (non-GAAP) was $3.8 million for the year ended December 31, 2025, compared to $27.1 million in the prior year period. The decrease in net cash provided by operating activities and free cash flow (non-GAAP) is largely due to an increase in accounts receivable, net, related to working capital timing, and higher capital expenditures year-over-year.

The Company’s gross debt was $178.0 million as of December 31, 2025, compared to $169.6 million as of December 31, 2024. The Company’s net debt (non-GAAP) was $150.0 million as of December 31, 2025 as compared to $151.3 million as of December 31, 2024. Under the Company’s credit agreement, the Company’s bank defined leverage ratio was approximately 2.5X at December 31, 2025, which is well within the maximum allowable leverage ratio of 3.75X. The Company will continue to emphasize debt reduction as a priority use of its residual free cash flow.

2026 Guidance Outlook
The Company will be providing guidance on its scheduled conference call; see details below.

Conference Call
MISTRAS will hold a conference call on March 5, 2026, at 9:00 a.m. EST to discuss this earnings release. To listen to the live webcast of the conference call, visit the Investor Relations section of MISTRAS Group’s website at www.mistrasgroup.com. Individuals wishing to participate in the live question and answer session may pre-register at: https://mistras-q4-earnings-2025.open-exchange.net/.

About MISTRAS Group, Inc. - Be a Step Ahead
MISTRAS Group, Inc. (NYSE: MG) is a global leader in technology-enabled industrial asset integrity and laboratory testing solutions, serving critical industries including oil & gas, aerospace & defense, power & utilities, manufacturing, and civil infrastructure. The Company provides a diversified portfolio of products and services, ranging from advanced non-destructive testing and pipeline inspections to real-time condition monitoring, maintenance planning, and specialized engineering, powered by a proprietary management software suite that centralizes integrity data for predictive analytics and benchmark analysis. With a long-standing track record of innovation and deep industry expertise, MISTRAS helps clients reduce risk, extend asset life, and optimize operational performance. Learn more at www.mistrasgroup.com.

INVESTORS’ CONTACT:
Edward J. Prajzner
Senior Executive Vice President & Chief Financial Officer
+1 (833) MISTRAS | investors@mistrasgroup.com

Forward-Looking and Cautionary Statements
Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, investments in our platforms and integrated solutions, demand growth in certain of our end markets, the Company's expectations regarding continued growth and margin expansion, the Company's operational and strategic actions that it expects to take for future growth. Such forward-looking statements relate to MISTRAS' financial results and estimates, products and services, business model, operational and strategic initiatives to improve operating leverage, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. Such risks, uncertainties and contingencies include, among others: risks related to our dependency on customers in the oil and gas industry and the impact of global energy market volatility; risks related to ongoing geopolitical conflicts, including the war between Russia and Ukraine and the unrest in the Middle East; risks related to climate change; risks related to a reduction in business with our significant customers; risks related to our international operations; any failure in our initiatives to improve our financial performance or a delay in achieving expected results within expected time frames; risks in the inability to attract and retain a sufficient number of certified technicians, engineers and scientists; our ability to develop new asset protection solutions, increase the functionality of our current offerings and meet the needs and demands of our customers; risks regarding our information technology and security; our use of ratification intelligence in our business; changes to U.S. tariffs and import/export regulations; risks related to the concentrated ownership of our common stock. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on March 11, 2025, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and MISTRAS undertakes no obligation to update such statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), this press release also contains adjusted financial measures that are not prepared in accordance with GAAP and that we believe provide investors and management with supplemental information relating to the Company’s operating performance and trends that facilitate comparisons between periods and with respect to trends and projected information. The term "Adjusted EBITDA" used in this release is a financial measure not calculated in accordance with GAAP and is defined by the Company as net income attributable to MISTRAS Group, Inc. plus: interest expense, provision for income taxes, depreciation and amortization, share-based compensation expense, certain acquisition related costs (including transaction due diligence costs and adjustments to the fair value of contingent consideration), foreign exchange (gain) loss, other income, non-cash impairment charges, reorganization and other costs and, if applicable, certain additional special items which are noted. A reconciliation of Adjusted EBITDA to Net Income (Loss) as computed under GAAP is set forth in a table attached to this press release. The Company also uses the term “free cash flow,” a non-GAAP financial measure. The Company defines "free cash flow" as cash provided by operating activities less capital expenditures (which is classified as an investing activity). The Company additionally uses the terms: “Segment and Total Company Income (Loss) from Operations (GAAP) to Income (Loss) from Operations before Special Items (non-GAAP)”, “Net Income (Loss) (GAAP) and Diluted EPS (GAAP) to Net Income Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)” which reconciles the non-GAAP amounts to the GAAP financial measure. The non-GAAP financial performance measure "Income (loss) from operations before special items” is used for each of our three operating segments, the Corporate segment and the "Total Company". Income (Loss) from operations before Special Items excludes: (a) transaction expenses related to acquisitions, such as professional fees and due diligence costs, (b) the net changes in the fair value of acquisition-related contingent consideration liabilities, (c) impairment charges, (d) reorganization and other costs, which includes items such as severance, labor relations matters and asset and lease termination costs and (e) other special items such as environmental expense and legal settlement and insurance recoveries. These adjustments have been excluded from the GAAP measure because these expenses and credits are not related to our or any individual segment's core business operations. The acquisition related costs and special items can be a net expense or credit in any given period. This press release also includes the term “net debt”, a non-GAAP financial measure which the Company defines as the sum of the current and long-term portions of long-term debt, less cash and cash equivalents. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are also set forth in tables attached to this press release. Each of these non-GAAP financial measures has material limitations as a performance or liquidity measure and should not be considered alternatives to Net Income (Loss) or any other measures derived in accordance with GAAP. Because Income (loss) from operations before special items and other non-GAAP financial measures used in this press release may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$28,008	$18,317
Accounts receivable, net	154,673	127,281
Other current assets	33,511	26,872
Property, plant and equipment, net	93,164	80,892
Goodwill	184,829	181,442
Other long-term assets	84,596	88,234
Total Assets	$578,781	$523,038
LIABILITIES AND EQUITY
Accounts payable	$14,943	$11,128
Current portion of long-term debt	12,849	11,591
Other current liabilities	96,516	92,206
Long-term debt, net of current portion	165,143	158,056
Other long-term liabilities	53,685	51,162
Equity	$235,645	$198,895
Total Liabilities and Equity	$578,781	$523,038

Mistras Group, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Revenue	$181,455	$172,731	$724,024	$729,640
Cost of revenue	124,292	120,908	497,143	513,864
Depreciation	5,682	6,047	22,370	23,603
Gross profit	51,481	45,776	204,511	192,173
Selling, general and administrative expenses	33,373	29,739	139,876	135,452
Reorganization and other costs	4,852	2,085	12,654	5,517
Environmental expense	486	872	1,743	1,660
Legal settlement and litigation charges (benefit), net	—	—	—	(808)
Research and engineering	250	303	1,028	1,119
Depreciation and amortization	2,165	2,237	8,638	9,407
Income from operations	10,355	10,540	40,572	39,826
Other expense (income), net	1,031	(6)	3,451	(1,485)
Interest expense	3,699	3,883	14,643	17,067
Income before provision for income taxes	5,625	6,663	22,478	24,244
Provision for income taxes	1,865	1,365	5,557	5,274
Net income	3,760	5,298	16,921	18,970
Less: net income (loss) attributable to noncontrolling interests, net of taxes	(138)	20	84	12
Net income attributable to Mistras Group, Inc.	$3,898	$5,278	$16,837	$18,958

Earnings per common share
Basic	$0.12	$0.17	$0.54	$0.61
Diluted	$0.12	$0.17	$0.53	$0.60
Weighted average common shares outstanding:
Basic	31,547	31,002	31,408	30,926
Diluted	32,315	31,660	32,058	31,608

Mistras Group, Inc. and Subsidiaries
Unaudited Operating Data by Segment
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenue
North America	$146,628	$136,938	$584,131	$593,527
International	36,031	34,998	143,843	135,969
Products and Systems	4,103	3,802	13,970	13,661
Corporate and eliminations	(5,307)	(3,007)	(17,920)	(13,517)
Total	$181,455	$172,731	$724,024	$729,640

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Gross profit
North America	$38,867	$33,603	$154,520	$146,026
International	10,601	9,990	43,149	39,058
Products and Systems	2,233	2,161	7,385	6,997
Corporate and eliminations	(220)	22	(543)	92
Total	$51,481	$45,776	$204,511	$192,173
Gross profit as a % of Revenue	28.4%	26.5%	28.2%	26.3%

Mistras Group, Inc. and Subsidiaries
Unaudited Revenues by Category
(in thousands)

Revenue by industry was as follows:

Three months ended December 31, 2025	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$84,309	$7,403	$66	$—	$91,778
Aerospace & Defense	18,541	6,626	35	—	25,202
Industrials	11,480	7,130	1,302	—	19,912
Power Generation & Transmission	10,954	2,009	331	—	13,294
Other Process Industries	5,083	4,898	8	—	9,989
Infrastructure, Research & Engineering	6,496	3,932	1,252	—	11,680
Petrochemical	3,684	6	—	—	3,690
Other	6,081	4,027	1,109	(5,307)	5,910
Total	$146,628	$36,031	$4,103	$(5,307)	$181,455

Three months ended December 31, 2024	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$86,490	$10,474	$35	$—	$96,999
Aerospace & Defense	14,959	5,693	20	—	20,672
Industrials	11,263	7,018	379	—	18,660
Power Generation & Transmission	8,082	1,612	285	—	9,979
Other Process Industries	6,221	4,853	147	—	11,221
Infrastructure, Research & Engineering	4,869	2,844	1,499	—	9,212
Petrochemical	2,970	234	—	—	3,204
Other	2,084	2,270	1,437	(3,007)	2,784
Total	$136,938	$34,998	$3,802	$(3,007)	$172,731

Year ended December 31, 2025	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$360,158	$36,117	$552	$—	$396,827
Aerospace & Defense	67,071	26,316	428	—	93,815
Industrials	50,284	28,017	2,387	—	80,688
Power Generation and Transmission	33,572	8,805	1,847	—	44,224
Other Process Industries	22,183	17,828	54	—	40,065
Infrastructure, Research & Engineering	18,943	14,124	4,463	—	37,530
Petrochemical	13,013	132	—	—	13,145
Other	18,907	12,504	4,239	(17,920)	17,730
Total	$584,131	$143,843	$13,970	$(17,920)	$724,024

Year ended December 31, 2024	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$376,333	$42,315	$275	$—	$418,923
Aerospace & Defense	63,111	23,785	120	—	87,016
Industrials	44,310	25,498	1,857	—	71,665
Power Generation and Transmission	27,035	7,629	1,854	—	36,518
Other Process Industries	32,353	17,190	302	—	49,845
Infrastructure, Research & Engineering	19,155	10,606	3,400	—	33,161
Petrochemical	14,437	1,134	—	—	15,571
Other	16,793	7,812	5,853	(13,517)	16,941
Total	$593,527	$135,969	$13,661	$(13,517)	$729,640

Consolidated Revenue by type was as follows:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenue by type
Field Services	$116,045	$114,681	$475,577	$502,810
Laboratories	24,849	15,417	72,398	64,564
Data Analytical Solutions	15,889	17,353	67,800	69,152
Other	24,672	25,280	108,249	93,114
Total	$181,455	$172,731	$724,024	$729,640

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Segment and Total Company Income (Loss) from Operations (GAAP) to Income (Loss) from Operations before Special Items (non-GAAP)
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
North America:
Income from operations (GAAP)	$16,762	$12,544	$62,788	$62,286
Reorganization and other costs	1,533	1,119	4,287	2,046
Legal settlement and insurance recoveries, net	—	—	—	(808)
Income before special items (unaudited, non-GAAP)	$18,295	$13,663	$67,075	$63,524

International:
Income from operations (GAAP)	$1,430	$1,727	$10,353	$6,275
Reorganization and other costs	1,149	676	1,590	1,086
Income before special items (unaudited, non-GAAP)	$2,579	$2,403	$11,943	$7,361

Products and Systems:
Income from operations (GAAP)	$937	$1,031	$2,651	$2,510
Reorganization and other costs	205	—	356	184
Income before special items (unaudited, non-GAAP)	$1,142	$1,031	$3,007	$2,694

Corporate and Eliminations:
Loss from operations (GAAP)	$(8,774)	$(4,762)	$(35,220)	$(31,245)
Environmental expense	486	872	1,743	1,660
Reorganization and other costs	1,965	291	6,421	2,201
Loss before special items (unaudited, non-GAAP)	$(6,323)	$(3,599)	$(27,056)	$(27,384)

Total Company
Income from operations (GAAP)	$10,355	$10,540	$40,572	$39,826
Legal settlement and insurance recoveries, net	—	—	—	(808)
Environmental expense	486	872	1,743	1,660
Reorganization and other costs	4,852	2,086	12,654	5,517
Income before special items (unaudited, non-GAAP)	$15,693	$13,498	$54,969	$46,195

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Cash Flow Information
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in):
Operating activities	$32,138	$25,658	$32,981	$50,129
Investing activities	(6,158)	(4,214)	(25,122)	(21,366)
Financing activities	(26,811)	(21,151)	(595)	(27,398)
Effect of exchange rate changes on cash	1,034	(2,337)	2,427	(694)
Net change in cash and cash equivalents	$203	$(2,044)	$9,691	$671

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Net cash provided by operating activities (GAAP)	$32,138	$25,658	$32,981	$50,129
Less:
Purchases of property, plant and equipment	(6,140)	(3,587)	(24,674)	(17,902)
Purchases of intangible assets	(1,352)	(1,252)	(4,518)	(5,084)
Free cash flow (non-GAAP)	$24,646	$20,819	$3,789	$27,143

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Gross Debt (GAAP) to Net Debt (non-GAAP)
(in thousands)

	December 31, 2025	December 31, 2024
Current portion of long-term debt	$12,849	$11,591
Long-term debt, net of current portion	165,143	158,056
Total Gross Debt (GAAP)	177,992	169,647
Less: Cash and cash equivalents	(28,008)	(18,317)
Total Net Debt (non-GAAP)	$149,984	$151,330

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (GAAP) to Adjusted EBITDA (non-GAAP)
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Net income	$3,760	$5,298	$16,921	$18,970
Less: Net income (loss) attributable to noncontrolling interests, net of taxes	(138)	20	84	12
Net income attributable to Mistras Group, Inc.	$3,898	$5,278	$16,837	$18,958
Interest expense	3,699	3,922	14,643	17,067
Income tax expense	1,865	1,365	5,557	5,274
Depreciation and amortization	7,847	8,284	31,008	33,010
Share-based compensation expense(1)	1,118	957	5,216	5,071
Other income	—	(6)	—	(1,485)
Reorganization and other costs(1)	4,852	2,085	12,654	5,517
Environmental expense	486	872	1,743	1,660
Legal settlement and insurance recoveries, net	—	—	—	(808)
Foreign exchange (gain) loss	1,031	(1,782)	3,451	(1,805)
Adjusted EBITDA	$24,796	$20,975	$91,109	$82,459

(1) For the three months ended December 31, 2025, the Company recognized share-based compensation expense within Reorganization and other costs of $0.6 million. For the year ended December 31, 2025, the Company recognized share-based compensation expense within Reorganization and other costs of $2.6 million.

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (GAAP) and Diluted EPS (GAAP) to Net Income Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)
(tabular dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net income attributable to Mistras Group, Inc. (GAAP)	$3,898	$5,278	$16,837	$18,958
Special items	5,338	2,952	14,397	4,884
Tax impact on special items	(1,218)	(705)	(3,181)	(1,168)
Special items, net of tax	$4,120	$2,247	$11,216	$3,716
Net income attributable to Mistras Group, Inc. Excluding Special Items (non-GAAP)	$8,018	$7,525	$28,053	$22,674

Diluted EPS (GAAP)(1)	$0.12	$0.17	$0.53	$0.60
Special items, net of tax	$0.13	$0.07	$0.35	$0.12
Diluted EPS Excluding Special Items (non-GAAP)	$0.25	$0.24	$0.88	$0.72

(1) For the three months ended December 31, 2025, 7,000 shares related to restricted stock units ("RSUs") were anti-dilutive and therefore were excluded from the calculation of diluted earnings per share. For the year ended December 31, 2025, 11,000 shares, related to stock options and 17,000 shares, related to RSUs were anti-dilutive and therefore were excluded from the calculation of diluted earnings per share.